MICHAEL T. STUDER CPA P.C.
                       18 East Sunrise Highway, Suite 311
                               Freeport, NY 11520
                              Phone: (516) 378-1000
                               Fax: (516) 546-6220


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Alfa International Holdings Corp.

I consent to the use in this Registration Statement on Form SB-2 of my name under "Experts" in the prospectus and to my reports included therein relating to the consolidated financial statements of Alfa International Holdings Corp. and subsidiaries for the years ended December 31, 2005 and 2004 and the financial statements of Journey of Light, Inc. for the year ended December 31, 2004.





                                                   -------------------------
Freeport, New York                                 Michael T. Studer CPA P.C.
June 28, 2006